Exhibit 107
CALCULATION OF FILING FEE TABLES
Form S-3
(Form Type)

INSMED INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)
Fees to Be Paid	Debt	Debt Securities	456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts				—	—		—
	Total Fees Previously Paid							—
	Total Fee Offsets							— (1)
	Net Fee Due							—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fees Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fees Offset Claims	Insmed Incorporated	Form S-3	333-272088	February 22, 2024		—(1)	Equity	Common Stock, $0.01 par value per share	(1)	$128,660,000
Fees Offset Sources	Insmed Incorporated	Form S-3	333-272088		February 22, 2024						$18,990.21(1)

(1)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of the registration fees for these securities, except for $18,990.21 that the registrant is entitled to offset pursuant to Rule 457(p) for fees paid with respect to unsold securities registered pursuant to the Registration Statement on Form S-3 (File No. 333-272088), which became automatically effective on May 19, 2023 (the “Prior Registration Statement”) and a related prospectus supplement filed pursuant to Rule 424(b)(5) of the Securities Act on February 22, 2024, having an initial aggregate offering price of $500,000,000. The registrant has terminated or completed the offering that included the unsold securities under the Prior Registration Statement. In connection with the securities offered hereby, except for the application of these previously-paid fees, the registrant will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

(2)
An indeterminate aggregate initial offering price or principal amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.